UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2011

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50990 (Commission File Number)	13-3894120 (I.R.S. Employer Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     Tower Group, Inc. (the “Company”) held its annual meeting of stockholders on May 5, 2011. At that meeting, the Company’s stockholders elected each of the Company’s nominees for director to hold office until the 2014 annual meeting of stockholders and until his successor is duly elected and qualified. The Company’s stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011. In two non-binding advisory votes, the Company’s stockholders voted to approve the compensation of the Company’s named executive officers, and cast a majority of votes in favor of holding an annual advisory vote on the compensation of the Company’s named executive officers. The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

Item 1	— Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes

Michael H. Lee	35,044,059	1,208,748	3,066,500
William W. Fox, Jr.	34,133,515	2,119,292	3,066,500
William A. Robbie	35,629,740	623,067	3,066,500
Steven W. Schuster	31,432,415	4,820,392	3,066,500

Item 2	— Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
39,240,091	24,755	54,461

Item 3	— Advisory Vote on the Company’s Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
34,498,212	1,219,094	535,501	3,066,500

Item 4	— Advisory Vote on the Frequency of Future Advisory Votes on the Company’s Executive Compensation

One Year	Two Years	Three Years	Votes Abstained
18,999,410	78,890	16,641,128	533,379
On May 6, 2011, following the Company’s annual meeting of stockholders, in light of the outcome of the stockholder vote, the Company’s Board of Directors determined that a non-binding advisory vote on executive compensation would be held annually until the next required advisory vote on the frequency of future voting on the Company’s executive compensation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc. Registrant

Date: May 6, 2011	/s/ Elliot S. Orol
ELLIOT S. OROL
Senior Vice President, General Counsel and Secretary